Exhibit 10.17

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

by and among

Bright Horizons Family Solutions Inc.,

and

Certain Stockholders of Bright Horizons Family Solutions Inc.

Dated as of                     , 2012

STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of             , 2012 and amends and restates the Stockholders Agreement dated as of May 28, 2008 (the “Original Agreement”) by and among:

(i)	Bright Horizons Family Solutions Inc. (the “Company”) and the subsidiaries of the Company party thereto;

(ii)	each of Bain Capital Fund X, L.P., BCIP Associates III, LLC, BCIP T Associates III, LLC, BCIP Associates III-B, LLC, BCIP T Associates III-B, LLC, and BCIP Associates-G (together with their Permitted Transferees, the “Investors”);

(iii)	each Person executing the Original Agreement and listed as an Other Investor on the signature pages thereto (collectively with their Permitted Transferees, the “Other Investors”); and

(iv)	each Person executing the Original Agreement and listed as a Manager on the signature pages thereto and such other Persons, if any, that from time to time become party hereto as Managers; (together with their Permitted Transferees, the “Managers” and together with the Investors and the Other Investors, the “Stockholders”).

Recitals

A. WHEREAS the Company, certain subsidiaries of the Company, the Investors, the Other Investors and the Managers entered into the Original Agreement on May 28, 2008;

B. WHEREAS the Company is contemplating an underwritten initial public offering registered on Form S-1 under the Securities Act (the “IPO”) of shares of its Common Stock; and

C. WHEREAS, the Company, the Investors, the Other Investors and the Managers desire to amend and restate the Original Agreement to eliminate those provisions of the Original Agreement that are terminating as a result of the IPO and to set forth their agreements regarding certain matters including lock-up provisions with respect to public offerings of the Common Stock of the Company following the IPO; and

D. WHEREAS, such amendment and restatement can be effected with the consent of the Majority Investors pursuant to Section 8.2 of the Original Agreement.

E. NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. EFFECTIVENESS; DEFINITIONS.

1.1. Effective Date. This Agreement shall become effective upon the consummation of the closing of the IPO.

1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 6.2 hereof.

2. STOCKHOLDER LOCK UP.

2.1. Stockholder Lock-Up. In connection with each underwritten Public Offering each Stockholder hereby agrees to be bound by and, if requested, to execute and deliver a lock-up agreement with the underwriter(s) of such Public Offering (the “Principal Lock-Up Agreement”) restricting such Stockholder’s right to (i) Transfer any Shares or (ii) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of Shares, in each case to the extent that such restrictions are agreed to (A) in the case of an Initial Public Offering that is not a demand registration initiated by an Investor, by the Board, (B) in the case of a demand registration initiated by an Investor, by the Investors holding a majority of the Shares proposed to be offered and (c) otherwise, by the holders of a majority of the Shares participating in the Public Offering; provided, however, that no Stockholder shall be required by this Section 2.1 to be bound by a lock-up agreement covering a period of greater than 90 days (180 days in the case of the Initial Public Offering) following the effectiveness of the related registration statement plus such additional period of up to 17 days as may be required by the underwriters to satisfy FINRA regulations and permit the managing underwriters’ analysts to publish research updates; provided, further, that no Stockholder will be required by this Section 2.1 to be bound by a lock-up agreement unless the Stockholders that hold a majority of the Shares held by all Stockholders execute such a such lock-up agreement with the underwriter(s) of the applicable Public Offering. Notwithstanding the foregoing, such lock-up agreement shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in (A) open market transactions or block purchases after the completion of the Initial Public Offering (or other Public Offering, as applicable) or (B) a Public Offering, (ii) Transfers to Permitted Transferees of such Stockholder in accordance with the terms of this Agreement (including the obligations of such Permitted Transferee to execute and deliver a Principal Lock-Up Agreement), (iii) conversions of shares of Common Stock into other classes of Common Stock without change of holder, and (iv) during the period preceding the execution of an underwriting agreement, Transfers to a Charitable Organization in accordance with the terms of this Agreement.

3. REMEDIES.

3.1. Generally. The Company and each holder of Shares shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any holder of Shares. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including, without limitation, preliminary or temporary relief) as may be appropriate in the circumstances.

4. LEGENDS.

4.1. Restrictive Legend. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SALE, ENCUMBRANCE OR OTHER DISPOSITION OF STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCKHOLDERS AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE ISSUER WITHOUT CHARGE.”

Any person who acquires Shares which are not subject to any of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

4.2. 1933 Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED”

4.3. Stop Transfer Instruction. The Company will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legends are satisfied.

4.4. Termination of 1933 Act Legend. The requirement imposed by Section 4.2 hereof shall cease and terminate as to any particular Shares (a) when, in the opinion of Ropes & Gray LLP, or other counsel reasonably acceptable to the Company, such legend is no longer required in order to assure compliance by the Company with the Securities Act or (b) when such Shares have been effectively registered under the Securities Act or transferred pursuant to Rule 144. Wherever (x) such requirement shall cease and terminate as to any Shares or (y) such Shares shall be transferable under Rule 144 without volume limitation or other restrictions on transfer (including without application of paragraphs (c), (e), (f) and (h) of Rule 144), the holder thereof shall be entitled to receive from the Company, without expense, new certificates not bearing the legend set forth in Section 4.2 hereof.

5. AMENDMENT, TERMINATION, ETC.

5.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

5.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Majority Investors; provided, however, that (a) the consent of the Majority Other Investors shall be required for any amendment, modification, extension, termination or waiver which has a disproportionate and adverse effect on the rights of the holders of Other Investor Shares as such under this Agreement and (b) the consent of the Majority Managers shall be required for any amendment, modification, extension, termination or waiver which has a disproportionate and adverse effect on the rights of the holders of Management Shares as such under this Agreement. Each such amendment, modification, extension, termination and waiver shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder.

5.3. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination.

6. DEFINITIONS. For purposes of this Agreement:

6.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 6:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

(b) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(c) The masculine, feminine and neuter genders shall each include the other.

6.2. Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean (a) with respect to any specified Person that is not a natural Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise) and (b) with respect to any natural Person, any Member of the Immediate Family of such natural Person.

“Affiliated Fund” shall mean each corporation, trust, limited liability company, general or limited partnership or other entity under common control with any Investor or that receives investment advice from the investment adviser to any Investor or an investment adviser Affiliated with such investment adviser.

“Agreement” shall have the meaning set forth in the Preamble.

“Board” shall mean the board of directors of the Company.

“Charitable Organization” shall mean a charitable organization as described by Section 501(c)(3) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute of similar import, n each case as in effect from time to time. References to sections of the Code also refer to any successor sections.

“Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Convertible Securities” shall mean any evidence of indebtedness, shares of stock (other than Common Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Common Stock.

“Equivalent Shares” shall mean, at any date of determination, (a) as to any outstanding shares of Common Stock, such number of shares of Common Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Common Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Initial Public Offering” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Investor, whenever issued, including, without limitation, all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Investor (treating such Options, Warrants and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Investors” shall have the meaning set forth in the Preamble.

“IPO” shall have the meaning set forth in the Recitals.

“Majority Investors” shall mean, as of any date, the holders of a majority of the Investor Shares outstanding on such date.

“Majority Managers” shall mean, as of any date, the holders of a majority of the Management Shares outstanding on such date.

“Majority Other Investors” shall mean, as of any date, the holders of a majority of the Other Investor Shares outstanding on such date.

“Management Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, a Manager (or a Person to whom such shares of Common Stock were issued at the request of a Manager), whenever issued, including without limitation all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to a Manager (treating such Options, Warrants and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Managers” shall have the meaning set forth in the Preamble.

“Member of the Immediate Family” shall mean, with respect to any individual, each spouse, parent, parent of spouse and each descendant of each such individual’s parents and parents of such individual’s spouse, whether natural or adopted, each trust (or limited liability company, partnership or other estate planning vehicle) created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in his or her capacity as such custodian or guardian.

“Options” shall mean any options to subscribe for, purchase or otherwise directly acquire Common Stock.

“Original Agreement” shall have the meaning set forth in the Preamble.

“Other Investors” shall have the meaning set forth in the Preamble.

“Other Investor Shares” shall mean (a) all shares of Common Stock originally issued to, or issued with respect to shares originally issued to, or held by, an Other Investor, whenever issued, including without limitation all shares of Common Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities originally granted or issued to an Other Investor (treating such Options, Warrants and Convertible Securities as a number of shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Permitted Transferee” shall mean: (i) an Affiliate of such Stockholder or a Charitable Organization; (ii) with respect to a Stockholder who is a natural Person, (A) any Member of the Immediate Family of such Stockholder in connection with a gift of such Shares, (B) any trust for the benefit of such Stockholder or any Member of the Immediate Family of such Stockholder, or (C) any trust in respect of which such Stockholder serves as trustee so long as the trust instrument governing such trust provides that such Stockholder, as trustee, retains sole and exclusive control over the voting and disposition of the Shares until the termination of this Agreement; (iii) any Investor; and (iv) with respect to any Investor or Other Investor, an Affiliated Fund or its partners or members or any Affiliates of any of the foregoing, in each case to the extent such Person agrees to be bound by the terms of this Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Principal Lock-Up Agreement” shall have the meaning set forth in Section 2.1 hereof.

“Public Offering” shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Shares” shall mean all Investor Shares, Other Investor Shares and Management Shares.

“Stockholders” shall have the meaning set forth in the Preamble.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

“Warrants” shall mean any warrants to subscribe for, purchase or otherwise directly acquire Common Stock.

7. MISCELLANEOUS.

7.1. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

7.2. Notices. Any notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement shall be in writing and shall be (a) delivered or given personally, (b) sent by facsimile, or (c) sent by overnight courier, in each case, to the address (or facsimile number) listed below:

If to the Company:

Bright Horizons Family Solutions Inc.
200 Talcott Avenue South
Watertown, Massachusetts 02472
Attention: Elizabeth Boland and Steve Dreier
Facsimile: (617) 673-8650

with a copy to:

c/o Bain Capital Partners, LLC
200 Clarendon Street
Boston, Massachusetts 02116
Attention: Jordan Hitch and David Humphrey
Facsimile: (617) 516-2010

If to an Investor:

c/o Bain Capital Partners, LLC
200 Clarendon Street
Boston, Massachusetts 02116
Attention: Jordan Hitch and David Humphrey
Facsimile: (617) 516-2010

with a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199
Attention: Craig E. Marcus and William M. Shields
Facsimile: (617) 951-7050

If to a Manager, to the most recent address of such Manager shown on the records of the Company.

If to an Other Investor, to him at the address set forth in the stock record book of the Company.

Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if delivered on other than a business day, on the first business day thereafter and (c) 2 business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

7.3. Binding Effect, Etc. Except for restrictions on Transfer of Shares set forth in other agreements, plans or other documents, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein, no Investor, Manager or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

7.4. Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

7.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

7.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

8. GOVERNING LAW.

8.1. Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the DGCL as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York.

8.2. Consent to Jurisdiction. Each of the parties agrees that all actions, suits or proceedings arising out of, based upon or relating to this Agreement or the subject matter hereof will be brought and maintained exclusively in the federal and state courts of the State of New York, City of New York, County of New York. Each of the parties hereto by execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts in the State of New York, City of New York, County of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the above-named courts, that any such action, suit or proceeding brought or maintained in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by any of the above-named courts. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard will be deemed to be included in clause (i) above. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 7.2 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 7.2 hereof does not constitute good and sufficient service of process. The provisions of this Section 8.2 will not restrict the ability of any party to enforce in any court any judgment obtained in a court included in clause (i) above.

8.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 8.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

8.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) as of the date and year first above written.

THE COMPANY:	BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:
Name:
Title:

THE MAJORITY INVESTORS:	BAIN CAPITAL FUND X, L.P.

	By:	Bain Capital Partners X, L.P., its general partner
	By:	Bain Capital Investors, LLC, its general partner

By:
Name:
	Title:	Authorized Person

Signature Page to Stockholders Agreement